UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2019

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
NMI Holdings, Inc.'s (Company) Annual Meeting of Stockholders was held on May 9, 2019. On March 15, 2019, the record date for the Annual Meeting, 66,953,989 shares of the Company's common stock were outstanding and entitled to vote, of which 95.53% were present for purposes of establishing a quorum. At that meeting, stockholders took the following actions with respect to the proposals described in the Company's 2019 Annual Proxy Statement, filed on March 27, 2019:

1.	The following directors were elected:

	FOR	WITHHELD	BROKER NON-VOTES
Bradley M. Shuster	57,965,826	1,552,838	4,449,082
Claudia J. Merkle	59,410,270	108,394	4,449,082
Michael Embler	59,410,599	108,065	4,449,082
James G. Jones	58,555,644	963,020	4,449,082
Lynn McCreary	59,410,270	108,394	4,449,082
Michael Montgomery	59,411,196	107,468	4,449,082
Regina L. Muehlhauser	59,409,628	109,036	4,449,082
James H. Ozanne	58,534,251	984,413	4,449,082
Steven L. Scheid	56,992,103	2,526,561	4,449,082

2.	The advisory vote to approve our executive compensation was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
53,944,812	5,559,908	13,944	4,449,082

3.	The advisory vote on the frequency of the stockholder vote to approve our executive compensation was:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
56,008,192	43,902	3,461,849	4,721

4.	The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019 was approved by the following vote:

FOR	AGAINST	ABSTAIN
63,621,269	343,100	3,377

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 15, 2019	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel